Contact:
Yuhe International, Inc.	CCG Investor Relations Inc.
Mr. Vincent Hu, CFO	Mr. Athan Dounis, Account Manager
Phone: +86-536-7300-667	Phone: +1 (646) 213-1916
Email: vincent.hu@yuhepoultry.com	Email: athan.dounis@ccgir.com

Mr. Jason Wang, Director of IR	Shaun Smolarz, Financial Writer
Phone: +1-765-409-1844	Phone: +1 (646) 101-7444
Email: jason.wang@yuhepoultry.com	Email: Shaun.Smolarz@ccgir.com
www.yuhepoultry.com	www.ccgirasia.com

Yuhe International Inc. Announces Conference Call to Discuss First Quarter Fiscal Year 2010 Results

Weifang, Shandong Province, P.R.C. May 11, 2010 – Yuhe International Inc. (NASDAQ: YUII) (“Yuhe” or “the Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People’s Republic of China (“PRC”), today announced that it will conduct a conference call at 9:00 a.m. ET on Friday, May 14, 2010 to discuss results for the first quarter of 2010.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 509-7549. International callers should dial (706) 902-4287. When prompted by the operator, enter pass code 748 854 98.

The call will be available for replay beginning at 10:00 a.m. ET for 30 days. To listen to the replay, please dial (800) 642-1687, or (706) 645-9291 from outside the US, and enter pass code 748 854 98.

About Yuhe International, Inc.

Founded in 1996, Yuhe is the second largest day-old broiler breeder in China. The Company's main operations involve breeding, as all broilers are sold within a day of hatching. With headquarters in Weifang, Shandong Province, the Company has modern facilities and is led by an experienced team which includes experts in chicken breeding, disease prevention and animal husbandry science. Yuhe has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd. which largely supplies the Company's internal demand for chicken feed. Currently, 90% of the Company's sales of day-old broilers are in Shandong Province through 28 local agents there. There are 10 other sales agents in adjacent provinces. The Company has imported state-of-the-art equipment from the United States, Germany and Japan and has passed ISO9001 certification, allowing it to adhere to international standards of operation. For more information on the Company and its products, please visit http://www.yuhepoultry.com ..

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